CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Accountants/Auditors" and to the use of our report on the financial statements of AMR Investment Services Trust - International Equity Portfolio dated December 17, 1998 in the Registration Statement (Form N-1A) of Conseco Fund Group filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (File No. 333-13185) and this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-07839).


                                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
March 12, 1999